As filed with the Securities and Exchange Commission on March 21, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANK OF THE OZARKS, INC.

(Exact name of registrant as specified in its charter)

ARKANSAS	71-0556208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
17901 CHENAL PARKWAY LITTLE ROCK, ARKANSAS	72223
(Address of Principal Executive Offices)	(Zip Code)

BANK OF THE OZARKS, INC. 2009 RESTRICTED STOCK PLAN

(Full title of the plan)

Greg L. McKinney

Chief Financial Officer and Chief Accounting Officer

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

(Name and address of agent for service)

501-978-2265

(Telephone number, including area code, of agent for service)

With a copy to:

H. Watt Gregory, III

Kutak Rock LLP

124 West Capitol, Suite 2000

Little Rock, Arkansas 72201

501-975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, $0.01 par value	400,000 shares	$69.21	$27,684,000	$3,565.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Common Stock as reported on the NASDAQ Stock Market on March 18, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 400,000 shares of Common Stock, $0.01 par value, of Bank of the Ozarks, Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan (the “Plan”). The prior registration statement on Form S-8 (File No. 333-18390, referred to as the “Prior Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “SEC” or “Commission”) on September 14, 2012, is currently effective and, as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Company with the Commission are incorporated by reference herein:

(a)	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 28, 2014 (including portions of the Company’s definitive Proxy Statement for the 2014 Annual Meeting of Shareholders incorporated therein by reference);

(b)	The Company’s current reports on Form 8-K filed on January 30, 2014 (excluding the matters in Item 7.01 and Exhibits 99.1, 99.2 and 99.3 therein, which are not incorporated by reference herein) and March 6, 2014; and

(c)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 26, 1997, and any amendment or report filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 8. Exhibits.

Number	Description

5.1	Opinion of Kutak Rock LLP.

23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (included on signature page of the Registration Statement).

99.1	Bank of the Ozarks, Inc. 2009 Restricted Stock Plan (previously filed as Exhibit 10.1(b)(i) to the Company’s Current Report on Form 8-K filed with the Commission on August 23, 2012, and incorporated herein by reference).

99.2	Amendment to the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan, as amended, effective as of April 15, 2013 (previously filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on February 28, 2014, and incorporated herein by reference).

1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 21, 2014.

BANK OF THE OZARKS, INC.

By:	/s/ Greg L. McKinney
Name:	Greg L. McKinney
Title:	Chief Financial Officer and
Chief Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, a director or officer, or both, of Bank of the Ozarks, Inc. (the “Company”), acting pursuant to authorization of the Board of Directors of the Company, hereby appoints George G. Gleason and Greg L. McKinney or any one of them, attorneys-in-fact and agents for me and in my name and on my behalf, individually and as a director or officer, or both, of the Company, to sign this Registration Statement and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all supplements and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE
/s/ George G. Gleason George G. Gleason	Chairman of the Board and Chief Executive Officer	March 21, 2014
(Principal Executive Officer)

/s/ Greg L. McKinney	Chief Financial Officer and Chief Accounting Officer	March 21, 2014
Greg L. McKinney
(Principal Financial Officer and Accounting Officer)

/s/ Dan Thomas Dan Thomas	Vice Chairman, Chief Lending Officer and President—Real Estate Specialties Group	March 21, 2014

/s/ Jean Arehart
Jean Arehart	Director	March 21, 2014

/s/ Nicholas Brown
Nicholas Brown	Director	March 21, 2014

/s/ Richard Cisne
Richard Cisne	Director	March 21, 2014

/s/ Robert East
Robert East	Director	March 21, 2014

/s/ Catherine B. Freedberg
Catherine B. Freedberg	Director	March 21, 2014

/s/ Linda Gleason
Linda Gleason	Director	March 21, 2014

/s/ Peter Kenny
Peter Kenny	Director	March 21, 2014

/s/ Henry Mariani
Henry Mariani	Director	March 21, 2014

/s/ Robert Proost
Robert Proost	Director	March 21, 2014

/s/ R.L. Qualls
R.L. Qualls	Director	March 21, 2014

/s/ John Reynolds
John Reynolds	Director	March 21, 2014

/s/ Sherece West-Scantlebury
Sherece West-Scantlebury	Director	March 21, 2014

EXHIBIT INDEX

Number	Description

5.1	Opinion of Kutak Rock LLP.

23.1	Consent of Kutak Rock LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (included on signature page of the Registration Statement).

99.1	Bank of the Ozarks, Inc. 2009 Restricted Stock Plan (previously filed as Exhibit 10.1(b)(i) to the Company’s Current Report on Form 8-K filed with the Commission on August 23, 2012, and incorporated herein by reference).

99.2	Amendment to the Bank of the Ozarks, Inc. 2009 Restricted Stock Plan, as amended, effective as of April 15, 2013 (previously filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Commission on February 28, 2014, and incorporated herein by reference).